Exhibit 4.3

JOINDER TO CREDIT AGREEMENT

This Joinder to Credit Agreement (this “Joinder”) is made as of this 2nd day of February, 2009 by and among ZALE PUERTO RICO, INC. (the “New Borrower”), the other Borrowers party hereto (individually, an “Existing Borrower”, and collectively, the “Existing Borrowers”, and together with the New Borrower, individually, a “Borrower” and collectively, the “Borrowers”), and BANK OF AMERICA, N.A., as administrative agent and collateral agent (in such capacity, the “Agent”) for the Lenders party to the Credit Agreement (as defined below), in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H :

         A.        WHEREAS, the Existing Borrowers have entered into that certain Credit Agreement dated as of July 23, 2003 by, among others, (i) the Borrowers, (ii) the Lenders party thereto from time to time, and (iii) Bank of America, N.A., as Agent for the Lenders (as amended and in effect, the “Credit Agreement”); and

         B.        WHEREAS, the New Borrower is currently an Excluded Subsidiary under the Credit Agreement; and

         C.        WHEREAS, the Existing Borrowers have notified the Agent that they wish to join the New Borrower to the Credit Agreement as a Borrower as permitted by Section 2.1(c) of the Credit Agreement.

         NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Defined Terms.  All capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

2.  Joinder and Assumption of Obligations.  Effective as of the date of this Joinder, the New Borrower hereby acknowledges that it has received and reviewed a copy of the Credit Agreement, and acknowledges and agrees to:

   (a)  join in the execution of, and become a party to, the Credit Agreement as a Borrower thereunder, as indicated by its signature below;

   (b)  be bound by all representations, warranties, covenants, agreements, liabilities and acknowledgments of the Borrowers in the Credit Agreement and the other Loan Documents, in each case, with the same force and effect as if the New Borrower was an original signatory to the Credit Agreement and the other Loan Documents and was expressly named as a Borrower therein (except to the extent that such representations, warranties, covenants, agreements, liabilities and acknowledgments relate expressly to an earlier date); and

   (c)  perform all duties and Obligations jointly and severally with the Existing Borrowers under the Credit Agreement and the other Loan Documents.

3.  Representations and Warranties.  Except as provided below, the Borrowers (including the New Borrower) hereby restate all representations, warranties, and covenants set forth in the Credit Agreement as of the date hereof (except to the extent that such representations, warranties or covenants relate expressly to an earlier date); provided, however, that such representations and warranties shall be subject to the matters set forth on the Schedules delivered pursuant to Section 5(c)(iv) hereto.

4.  Ratification of Loan Documents.  Except as specifically amended by this Joinder and the other documents executed and delivered in connection herewith, all of the terms and conditions of the Credit Agreement and of the other Loan Documents shall remain in full force and effect.  Each of the Borrowers (including the New Borrower) hereby acknowledges and affirms that all Obligations of the Borrowers (including the New Borrowers) under the Loan Documents are secured by the Collateral pursuant to the Security Agreement entered into by the Existing Borrowers and the Agent in connection with the Credit Agreement and joined into by the New Borrower pursuant to the Joinder to Security Agreement entered into by the Borrowers and the Agent in connection herewith.

5.  Other Actions to be Undertaken.  This Joinder shall not be effective until each of the following actions has been completed by the New Borrower to the reasonable satisfaction of the Agent:

   (a)  This Joinder shall have been duly executed and delivered by the respective parties hereto, and shall be in full force and effect and shall be in form and substance reasonably satisfactory to the Agent.

   (b)  All action on the part of the New Borrower necessary for the valid execution, delivery and performance by the New Borrower of this Joinder and all other documentation, instruments, and agreements to be executed in connection herewith shall have been duly and effectively taken and evidence thereof reasonably satisfactory to the Agent shall have been provided to the Agent.

   (c)  The New Borrower shall have delivered the following to the Agent, in form and substance reasonably satisfactory to the Agent:

       (i)  A Certificate of an authorized officer attesting to the due adoption, continued effectiveness, and setting forth the text, of each corporate resolution adopted in connection with the assumption of obligations under the Credit Agreement, and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents, together with true and accurate copies of all organizational documents.

      (ii)  The following Loan Documents:

(1)  Joinder to Security Agreement;

(2)  Perfection Certificate; and

(3)  Such other documents and agreements as the Agent may reasonably require.

     (iii)  Supplemental schedules to the Credit Agreement to include any information pertaining to the New Borrower that may be required to be listed on such schedules.

      (iv)  Favorable written legal opinions of the New Borrower’s counsel addressed to the Agent and the Lenders, covering such matters relating to the New Borrower as the Agent shall reasonably request.

       (v)  Documentation evidencing that the New Borrower has paid all outstanding taxes owing in Puerto Rico.

   (d)  The Agent shall have received all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Agent to create or perfect the first priority Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Agent.

6.  Post-Closing Obligations.  The New Borrower covenants and agrees to deliver to the Agent, in form and substance reasonably satisfactory to the Agent and within thirty (30) days following the date hereof, the following:

   (a)  (i) a Certificate of Legal Existence and Good Standing issued by the Secretary of the Commonwealth of Puerto Rico with respect to the New Borrower, and (ii) a certificate of incorporation of the New Borrower certified by the Secretary of the Commonwealth of Puerto Rico as being in full force and effect.

   (b)  (i) a duly executed Blocked Account Agreement among the Agent, the New Borrower and Banco Popular (the “Puerto Rico Blocked Account Bank”), pursuant to which, among other things, the Agent shall have obtained “control” (as defined in the Uniform Commercial Code (as defined in the Security Agreement)) of the following DDAs maintained by the New Borrower with the Puerto Rico Blocked Account Bank:  (i) 250001493, (ii) 131001396, and (iii) 030072387, and (ii) a duly executed Agreement of Assignment of Deposit Account as Collateral Security between the Agent and the New Borrower with respect to such DDAs; provided, however, that the Agent may (but has no obligation to), in its sole and exclusive discretion, either extend the time period noted above for the delivery of the documents described in this clause (b) or waive in its entirety the obligation that such documents be delivered.

7.  Miscellaneous.

   (a)  This Joinder may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

   (b)  This Joinder expresses the entire understanding of the parties with respect to the transactions contemplated hereby.  No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

   (c)  This Joinder shall constitute a Loan Document for all purposes.

   (d)  Any determination that any provision of this Joinder or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Joinder.

   (e)  The Borrowers shall pay all costs and expenses of the Agent, including, without limitation, reasonable attorneys’ fees in connection with the preparation, negotiation, execution and delivery of this Joinder.

   (f)  The Borrowers warrant and represent that the Borrowers have consulted with independent legal counsel of their selection in connection with this Joinder and are not relying on any representations or warranties of the Agent or the Lenders or their counsel in entering into this Joinder.

   (g)  THIS JOINDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder to be duly executed and delivered by its proper and duly authorized officer as of the date set forth above.

BORROWERS:

ZALE DELAWARE, INC., as Borrower

By:	/s/ David Sternblitz
Name:	David Sternblitz
Title:	Vice President & Treasurer

ZALE CORPORATION, as a Borrower

By:	/s/ David Sternblitz
Name:	David Sternblitz
Title:	Vice President & Treasurer

ZGCO, LLC, as a Borrower

By:	/s/ David Sternblitz
Name:	David Sternblitz
Title:	Vice President & Treasurer

TXDC, L.P., as a Borrower

By:	/s/ David Sternblitz
Name:	David Sternblitz
Title:	Vice President & Treasurer

ZALE PUERTO RICO, INC., as a Borrower

By:	/s/ David Sternblitz
Name:	David Sternblitz
Title:	Vice President & Treasurer

Signature Page to Joinder to Credit Agreement

BANK OF AMERICA, N.A., as Agent

By:	/s/ Andrew Cerussi
Name:	Andrew Cerussi
Title:	SVP

Signature Page to Joinder to Credit Agreement